EXHIBIT 23

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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




Biocurex, Inc.
7080 River Road, Suite 215
Richmond, British Columbia V6X 1X5


     We consent to the incorporation by reference of our report dated March 29, 2011 which is included in the Annual Report on Form 10-K/A for the year ended December 21, 2011 of BioCurex, Inc. in the Company's Registration Statement on Form S-8 pertaining to the Company's Stock Bonus Plan.


/s/ Manning Elliott, LLP

Manning Elliot LLP

Vancouver, British Columbia
July 24, 2012

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